UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)    On November 17, 2005, Excelligence Learning Corporation (the “Company”) received a Staff Determination Letter from The NASDAQ Listing Qualifications Staff (the “Staff”) that the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 represents a second violation of Marketplace Rule 4310(c)(14), and therefore serves as an additional basis for delisting the Company’s securities from The NASDAQ Capital Market.

As previously announced, the Company received an extension from the NASDAQ Listing Qualifications Panel (the “Panel”) to file its quarterly report on Form 10-Q for the three months ended June 30, 2005 on or before November 14, 2005, with the listing of the Company’s securities on The NASDAQ Capital Market continued pending such filing. However, the Company subsequently notified the Panel that it would be unable to meet that deadline and requested a further extension of time, to December 30, 2005, to file its quarterly reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005.

The Panel has agreed to continue the listing of the Company’s securities on The NASDAQ Capital Market, provided that the Company files its quarterly reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005, and all restated financial statements for prior periods, on or before December 30, 2005. Because the Panel has already approved the Company’s plan to bring all of its filings current by December 30, 2005, the Company will not have to enter a second appeal in response to the November 17 Staff Determination Letter. Until the Company is current with its periodic reporting requirements, the Company’s stock will remain listed on The NASDAQ Capital Market under the trading symbol “LRNSE.”

The Company has issued a press release regarding these matters, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on November 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliot
	Name:	Ronald Elliot
	Title:	Chief Executive Officer